Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE                                                                                                            2007 - 05

DEREGISTRATION OF CELLSTAR COMMON STOCK WILL BE DELAYED;
CELLSTAR PLANS TO REPORT FIRST QUARTER RESULTS

COPPELL, TEXAS — March 14, 2007 — CellStar Corporation (OTC Pink Sheets: CLST) today announced that the deregistration of is common stock will be delayed following the completion of the proposed sale of its U.S. and Miami operations to a wholly-owned subsidiary of Brightpoint, Inc. (the “Transaction”).  In the Proxy Statement for its Special Meeting of stockholders to be held on March 28, 2007, the Company stated that immediately following the Transaction, it intended to file a Form 15 with the Securities and Exchange Commission to deregister its common stock under the Exchange Act of 1934.  In order to deregister its common stock, the Company must have less than 300 stockholders of record as of the date of filing the Form 15.  The Company currently has more than 300 stockholders of record and is amending its Proxy Statement to state that it does not believe it will be able to deregister its common stock immediately after the closing of the Transaction.  As a result, the Company will be required to file its Quarterly Report on Form 10-Q for the first quarter of 2007 on or about April 9, 2007.  If after closing the number of record holders falls below 300, the Company intends to deregister its common stock at that time.

The Company also announced that it has received notification from the Federal Trade Commission that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has been granted with respect to the Transaction.  The early termination of the waiting period satisfies a condition to closing of the Transaction.

About CellStar Corporation

CellStar Corporation is a leading provider of logistics and distribution services to the wireless communications industry.  CellStar has operations in North America and Latin America, and distributes handsets, related accessories and other wireless products from leading manufacturers to an extensive network of wireless service providers, agents, MVNOs, insurance/warranty providers and big box retailers.  CellStar specializes in completely integrated forward and reverse logistics solutions, repair and refurbishment services, and in some of its markets, provides activation services

 601 S. Royal Lane ∙ Coppell, Texas ∙ 75019 ∙ 972/ 462-2700 ∙ 800/ 723-9070

that generate new subscribers for wireless service providers.  For more information, visit www.cellstar.com.

This news release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  A variety of risk factors, including the increased risk to our business if we do not obtain stockholder approval of the U.S. Sale and the Mexico Sale, the loss of or reduction in orders from any of our key customers,  our ability to manage cost-reduction actions, maintain our channels of distribution, continue to secure an adequate supply of competitive products on a timely basis and on commercially reasonable terms, maintain or improve our operating margins, secure adequate financial resources, maintain an adequate system of internal control, comply with debt covenants, and continually turn our inventories and accounts receivable, as well as changes in  foreign laws, regulations and tariffs, continued consolidation in the wireless market, new technologies, system implementation or continuation difficulties, competition, handset shortages or overages, terrorist acts or other unforeseen events, economic weakness in the U.S. and other countries in which we do business and other risk factors, are discussed in the Company’s Annual Report on Form 10-K.  Any one, or a combination of these risk factors could cause CellStar’s actual results to vary materially from anticipated results or other expectations expressed in the Company’s forward-looking statements.

Contact:	Sherrian Gunn
972-462-3530
ir@cellstar.com

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601 S. Royal Lane ∙ Coppell, Texas ∙ 75019 ∙ 972/ 462-2700 ∙ 800/ 723-9070